Exhibit 10.11.15

                        SEPARATION AGREEMENT AND RELEASE


     THIS SEVERANCE AGREEMENT and RELEASE ("Agreement") is entered into between John V. Tunney ("the Executive') and Foamex International Inc., Foamex L.P., and all other affiliates and subsidiaries of Foamex International Inc. (collectively "Foamex"). The Executive and Foamex are entering into this Agreement because the Executive's employment with Foamex is terminating and the parties (a) wish to define the terms of the Executive's separation from employment, and (b) wish to amicably resolve any and all claims and disputes which have been (or could have been) asserted by the Executive against Foamex. The Executive and Foamex agree that termination of the Executive's employment is for legitimate business reasons. This Agreement will supercede any previous Agreements between the parties.


Specific terms and conditions:

     1 Termination of Employment. The Executive's last day of work shall be July 31, 2004 (hereafter the "Separation Date") however the Executive has resigned all positions as an officer or director with all Foamex related Companies effective May 25, 2004.

     2 Transition Payments and Benefits. The Executive will continue to receive his current monthly salary of $25,834 through July 31, 2004 and continue to participate in health and welfare benefits offered by Foamex for the same time period. The executive shall also have the right to use the Foamex apartment in New York, NY through July 31, 2004. After July 31, 2004, the Executive shall be entitled to continue participating in Foamex medical plans at his expense in accordance with his rights under COBRA.

     3 Other Benefits - Stock Options and Moving Allowance. Foamex will extend the Executives right to exercise his stock options vested as of July 31, 2004 for a period of one year (through July 31, 2005). In addition Foamex will provide a one time moving allowance of $25,000 to assist the Executive in relocating from New York. In addition, Foamex recognizes its obligations concerning the Executive's contractual right to five percent of any dividend Foamex L.P. receives from the Foamex Asia joint venture. Foamex will also pay the $3,500 due the executive associated with the 2003 dividend.

     4 Non-Competition. Except concerning the Executive's interest in Foamex Asia, for a period of twelve months beginning on the Separation Date the Executive shall not for any reason, either directly or indirectly, participate, engage, or have a financial interest in a "Competing Business" as an owner, employee, agent, consultant, proprietor, shareholder, partner, advisor, Board of Director, or otherwise; in the states (and/or commonwealth) where Foamex operates or has an existing customer base. For purposes of this Agreement, a "Competing Business" is defined as any individual, corporation, partnership, entity, and/or other form of business which manufactures, sells and/ or otherwise distributes products identical or similar to

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those  manufactured,  sold and/or  otherwise  distributed  by Foamex  during the
Executive's tenure with Foamex.

     5 No Solicitation. For a period of twelve months beginning on the Separation Date the Executive agrees that he will not directly or indirect solicit or encourage Foamex employees to terminate their employment with Foamex, and/or to become employed by or work with the Executive or any third party. During this period the Executive also agrees that he will not interfere in any way with Foamex's business relationships with its customers, suppliers, vendors, representatives, agents and/or employees.

     6 Acknowledgment of Non-Competition and No Solicitation Provisions. The Executive expressly acknowledges and agrees that (a) he understands the scope and meaning of the restrictions set forth in sections 4 and 5 of this Agreement,
(b) agrees that they are necessary and reasonable to protect Foamex's legitimate interests, (c) agrees that he has been well compensated though this Agreement for agreeing to these restrictions, (d) agrees that these restrictions will not prevent him from engaging in gainful and meaningful employment during their twelve-month term. Failure to comply with any term set forth in sections 4 and/or 5 of this Agreement will result in the Executive's forfeiture of the severance payment, but shall not relieve the Executive of his obligations under this Agreement.

     7 Nondisparagement. The Executive agrees that he will not make any disparaging, defamatory or denigrating statements regarding Foamex or any of its businesses, employees, agents, officers or directors. Foamex agrees that it will not make and that it will make its best effort to cause its officers, directors and other spokespersons to refrain from making, any disparaging, defamatory or denigrating statements about the Executive or his role.

     8 Confidential Corporate Information. The Executive will maintain the confidentiality of Foamex's Confidential Corporate Information. "Confidential Corporate Information" as used in this Agreement means: (i) confidential, proprietary, commercially-sensitive, or otherwise secret information, knowledge, data analyses, or reports concerning the Company's businesses, legal affairs, products, services, methods, customers, customer-related information, budgets, finance, financial reports and financial projections, data and programs, computer software and management information systems, marketing strategies and forecasts, personnel, prices, costs, business plans, purchasing, research and development, data processing, engineering, inventions, improvements, discoveries, innovations, and ideas, whether potentially subject to a patent or not; (ii) nonpublic information about mergers, acquisitions, securities offerings, or other transactions involving Foamex; (iii) information bearing the legend or conspicuously marked as "Confidential" or "Proprietary," or language of like import; and (iv) all other information that a reasonable employee would regard as confidential, proprietary, commercially-sensitive or secret. Confidential Corporate Information also includes such information for subsidiaries or other affiliates of Foamex. Confidential Corporate Information may be in a tangible or intangible form, and communicated visually, orally, in writing, or

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electronically.  Confidential Corporate Information does not include information that is, or becomes, available to the public generally.

     9 General Release. In consideration for the severance payments paid by Foamex as set forth above, and other good and valuable consideration set forth herein, the Executive hereby releases Foamex, its shareholders, directors, officers, employees, agents, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, and from any claims of any nature whatsoever, except for vested pension benefits under Employment Retirement Income Security Act ("ERISA"), known or unknown, which the Executive now has, claims to have, own, hold or which the Executive at any time heretofore had, held, or claims to have, including without limitation, claims for: wrongful discharge; breach of covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; breach of contract or implied contract; negligence; misrepresentation; fraud; detrimental reliance; promissory estoppel; defamation; invasion of privacy; sexual harassment; breach of laws governing safety in the workplace; discrimination on the basis of sex, race, color, religion, age, national origin, status as a handicapped of disabled person or status of a non-citizen; any and all claims under the Age Discrimination in Employment Act ("ADEA"); any and all claims under Title VII of the Civil Rights Act of 1964; any and all claims under the Americans with Disabilities Act; any and all claims under state or local laws which prohibit improper discrimination; and any and all claims for benefits under the ERISA, except for all claims for vested pension benefits under ERISA.

     10 No Right to Re-employment. The Executive hereby agrees and recognizes that his employment relationship with Foamex or its affiliates is being permanently and irrevocably severed and that Foamex has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

     11 Cooperative Conduct. The Executive hereby agrees as part of the consideration for Foamex's payments hereunder to cooperate with reasonable requests by Foamex, in good faith and in a continuing manner.

     12  Additional  Covenants  and   Acknowledgments.   The  Executive  further
understands and agrees:


          a) that by signing this Agreement he is voluntarily making a full and final compromise and settlement of any and all claims, disputed or otherwise, arising out of his employment relationship with Foamex including claims under the Age Discrimination in Employment Act (ADEA) which he may have, and that this Agreement will preclude any

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     further or additional claims arising out of said relationship, but will not preclude any claims which might arise after the Agreement is executed;

          b) that, in accordance with the federal law, the Executive has twenty-one (21) calendar days from the date this Agreement is received by him to consider and accept the Agreement by signing and returning it to Foamex, and if so accepted, another seven (7) calendar days to revoke that acceptance should he change his mind;

          c) that the Executive has the right to consult any attorney prior to signing this Agreement and has been encouraged to do so by Foamex;

          d) that Foamex and the Executive have agreed that the terms of the Agreement are and shall remain completely confidential, except that the parties may disclose the terms of this Agreement to legal counsel and tax advisors or as otherwise required by law. In addition, Foamex may disclose the terms of this Agreement to those individuals whose services are required to authorize, implement, or enforce the terms of this Agreement. It is understood and agreed by the Executive and Foamex, that those to whom disclosure may be made under this provision, also must keep the terms of this Agreement confidential;

          e) that the Executive acknowledges that this Agreement is contractual and not a mere recital; and agrees that this Agreement shall be given full force and effect and that it shall be binding upon the Executive's heirs, executors, successors, administrators and assigns.

     13 Parties Covered by Agreement. The provisions of this Agreement shall inure to the benefit of Foamex, its successors and assigns, and shall be binding upon Foamex and the Executive, and his heirs, personal representatives, and successors, including, without limitation, the Executive's estate and executors, administrators, or trustees of such estate. In the event of the sale, merger, or consolidation of Foamex with or into any other corporation or entity, or in the event substantially all of the assets of Foamex shall be transferred to another entity, the successor to such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation, or sale, assume the obligations of Foamex hereunder and shall be substituted for Foamex in all respects.

     14 Severability. The invalidity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision of this Agreement, which shall remain in full force and effect. In the event that any provision of this Agreement (or part thereof)

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is  determined to be invalid or  unenforceable  for any reason,  that  provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law.


     15 Application of Agreement. Upon execution of this Agreement, the Executive's employment with Foamex and termination thereof shall be governed exclusively by this Severance Agreement and Release, and this Agreement shall supersede any and all previously existing agreements and understandings between the parties.

     16 Period for Acceptance of Agreement. The terms of this Agreement shall remain open for acceptance by the Executive at any time before and including twenty-one (21) calendar days from the date this Agreement is received by the Executive. Should the Executive decline to execute this Agreement it is understood that the terms contained and offered herein are withdrawn without prejudice to the rights of Foamex.

     17 Applicable Law. The Agreement shall be construed and enforced under and in accordance with the laws of the Commonwealth of Pennsylvania.

     18 Indemnification - Foamex agrees that it will indemnify and defend Executive from any claims arising from his service as an officer or employee of Foamex to the extent provided in its articles of incorporation, by-laws or similar governing documents and will be entitled to the benefit of directors' and officers' insurance coverage to the same extent as any present or future officer or director.


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     The Executive represents and certifies that he has carefully read and fully understands all of the provisions of this Agreement and that he is signing this Agreement voluntarily, of his own free will and without duress; and that Foamex, its agents, representatives or attorneys have made no representations concerning the terms or effects of this Agreement other than contained herein.

         IN WITNESS THEREOF, the Executive has duly executed this Release and Agreement on this day of June 19, 2004.


/s/ John V. Tunney                          June 19, 2004
_________________________________           ________________________
Executive                                   Date

/s/ Gregory J. Christian                    June 25, 2004
_________________________________           ________________________
For Foamex International Inc.                                 Date
Foamex L.P., and Subsidiaries